Exhibit 99.1

Byrna Technologies Announces the Formation of Byrna LATAM and the Opening of a New Factory in Argentina

Byrna LATAM will Allow Byrna to Expand its Presence in Central and South America

ANDOVER, MA – January 12, 2023 – Byrna Technologies Inc. (NASDAQ: BYRN) (“Byrna” or “the Company”) today announced the formation of new subsidiary, Byrna LATAM, based in Montevideo, Uruguay. Byrna LATAM will be responsible for the manufacture, sale, and distribution of Byrna products throughout Latin America. Byrna LATAM is a joint venture between Byrna and Fusady SA, a holding company owned and controlled by a group of highly successful investors with decades of experience operating throughout Latin America. Byrna is the majority owner of Byrna LATAM and has a call option on the shares in Byrna LATAM that it does not already own that may be exercised upon the occurrence of certain circumstances.

Byrna LATAM was capitalized through an initial contribution of $4.1 million in equity and shareholder loans provided Byrna and Fusady SA. The Company is in the process of setting up manufacturing operations in Buenos Aires, Argentina to take advantage of the 270 million strong “Southern Common Market.” By manufacturing inside the Mercosur free-trade zone, Byrna belives it can save as much as 30% in tariffs, duties and freight costs. Production is expected to begin in February.

The Company has hired Maximiliano (Maxi) Garimaldi to be CEO of Byrna LATAM. Maxi is an engineer by training and has an MBA from Austral University in Buenos Aires. Maxi brings almost 30 years of experience to the position having worked for such well known international companies as Phillips and Sodimac where Maxi was the operations manager for Argentina and Uruguay. Most recently, Maxi was the COO of Moova, an Argentinian based technology company. Maxi is certified in Lean Management and has training in Agile Methodology and Digital Transformation Strategies.

Bryan Ganz, CEO of Byrna, stated that “by establishing Byrna LATAM and manufacturing Byrna’s line of less-lethal pistols and rifles inside the Mercosur free-trade Zone, Byrna believes that it can make significant inroads into the South American market for personal self-defense. South America is already Byrna’s fastest growing market, accounting for 10% of the Company’s total worldwide sales in 2022.”

“Central and South America have always had a strong gun culture, however, it is often very difficult for civilians in this region to purchase a firearm or to take their firearm with them outside of their home. Byrna provides these consumers with a safe, effective, reliable, and most importantly, legal option. With the rising civil unrest in Central and South America, many civilians fear for their safety and the safety of their family members. Byrna provides them with the ideal solution.”

About Byrna Technologies Inc.

Byrna is a technology company, specializing in the development, manufacture, and sale of innovative non-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company’s investor relations site here. The Company is the manufacturer of the Byrna® SD personal security device, a state-of-the-art handheld CO2 powered launcher designed to provide a non-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company’s e-commerce store.

Forward Looking Information

This news release contains "forward-looking statements" within the meaning of the securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "expects," "intends," "will," "anticipates," and "believes" and statements that certain actions, events or results "may," "could," "would," "should," "might," "occur," or "be achieved," or "will be taken." Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include, but are not limited to, the Company's statements regarding its expected operation of a factory in Buenos Aires, expected savings realized in connection with manufacturing in South America, and the expected inroads that Byrna LATAM may make in the South American market. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates, and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, difficulty with starting manufacturing in South America, challenges with entering the South American market, or other factors. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, ("Risk Factors") in our most recent Form 10-K, should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Contact:

Byrna Technologies Inc.

David North, Chief Financial Officer

dnorth@byrna.com